Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Neovasc Inc.				404811-3

Name of corporation – Démonination de la société			Corporation Number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que la statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with attached notice;	[ ]	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément á l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	[ ]	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada	[ x ]	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	Business Corporations Act as set out in the attached articles of amendment; under section 191 of the Canada Business Corporations Act as set out in the attached articles of amendment;	[ ]	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

/s/ Richard G. Shaw

	Richard G. Shaw			July 1, 2008 / le 1 juillet 2008
Director - Directeur
Date of Amendment – Date de modification

		ELECTRONIC	RAPPORT DE LA TRANSACTION
Industry Canada	Industrie Canada	TRANSACTION REPORT	ÉLECTRONIQUE

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type – Mode de traitement:	E-Commerce/Commerce-É
1 -- Name of the Corporation – Dénomination sociale de la société	2 -- Corporation No. – No de la société

MEDICAL VENTURES CORP.	404811-3

3 -- The articles of the above named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1.      The name of the Corporation be changed from:

Medical Ventures Corp.

to

Neovasc Inc.

2.      Item 1 of the Articles of Continuance be altered to read:

“1. Name of Corporation – Neovasc Inc.

Date	Name – Nom	Signature	Capacity of – en qualité

2008-06-30	CHRIS CLARK		AUTHORIZED OFFICER